Exhibit 99.1

SmartStop Expands North American Platform Through ~$140 Million of Strategic Investments Amongst Other Initiatives, Driving Accretive Growth on a Leverage-Neutral Basis; Raises 2026 Same-Store and FFO, as Adjusted Guidance

•
Enters into agreement for investment in Strategic Storage Canada, LP, a joint venture fund (including a 50% GP interest) in 14 owned self-storage properties in Canada for approximately USD $54 million, positioning SmartStop as Canada's third-largest storage operator
•
Acquiring two wholly owned properties for approximately $37 million (Las Vegas, Nevada, and Asheville, North Carolina), expanding SmartStop's clustering in two existing core U.S. markets
•
Enters programmatic investment partnership with an institutional sponsor with a robust pipeline of Class A self-storage preferred or mezzanine net investments
•
Transactions expected to be modestly accretive to 2026 estimated FFO, as adjusted, per share and accretive by approximately $0.05 to $0.06 per share to 2027 estimated FFO, as adjusted;
•
Raises full-year 2026 same-store revenue and NOI guidance, and raises full-year 2026 FFO, as adjusted, per share guidance
•
Initiates a strategic asset management program for the disposition of properties in select noncore markets to redeploy capital into core markets

LADERA RANCH, CALIF. -- September 29, 2026 -- SmartStop Self Storage REIT, Inc. (“SmartStop”) (NYSE: SMA), an internally managed real estate investment trust and a premier owner and operator of self-storage facilities in the United States and Canada, announced a series of strategic investments totaling approximately $140 million across Canada and the United States. These transactions align with four of the Deca Initiative’s growth pillars including 1) Disciplined Capital Allocation, 2) Acquisitions Joint Venture, 3) Third-Party Management further enhanced by bridge investment activity and 4) continued clustering across SmartStop's core markets. These announcements build on a strong second quarter of 2026, in which SmartStop delivered sector-leading FFO, as adjusted, per share growth of 17.6% year-over-year.

“Today’s announcement is a perfect reflection of The Deca Initiative,” said H. Michael Schwartz, Founder, Chairman, and Chief Executive Officer of SmartStop. “We are significantly expanding our footprint in Canada, adding high-quality assets on-balance sheet in core U.S. markets, and growing a new programmatic investment relationship with an exceptionally high-quality sponsor, all while funding this growth on a leverage-neutral basis. The addition of 25 Class A self-storage properties increases clustering and operating efficiencies in many of our core markets. We expect these transactions and the associated financing to be materially accretive to our 2027 FFO, as adjusted per share on an approximately leverage-neutral basis. We believe the Strategic Storage Canada portfolio will see meaningful embedded NOI upside as the properties lease up over the coming years, with an anticipated stabilized yield over 6%.”

“Scale within a market is one of the most important drivers of margin in our business,” continued Mr. Schwartz. “As we addressed in our IPO Road Show, we believe our portfolio has tremendous upside driven by scale, one of the primary drivers of entry into third-party management. Our strategic asset management program will expedite this by divesting from markets where we lack density and reinvesting in markets where we already operate at scale. In doing so, we expect to strengthen our balance sheet while improving the overall quality and efficiency of our portfolio.”

Strategic Storage Canada Joint Venture Investment

SmartStop has agreed to invest approximately CAD $74 million (approximately USD $54 million) into a Canadian joint venture fund. The investment provides SmartStop with a 50% General Partner ownership interest and an approximate 34% Limited Partner ownership interest in 14 self-storage properties in Canada, comprising approximately 961,000 net rentable square feet and 9,600 units; the portfolio is in early lease-up and is approximately 50% physically occupied. The investment is structured as approximately CAD $49 million of LP equity and CAD $25 million of convertible preferred equity bearing a 6.5% coupon, convertible to LP equity in stages over the following 24 months at the Net Asset Value established at close, to provide an LP ownership of approximately 44% at the end of year two. SmartStop also has the opportunity to make additional investments of up to CAD $228 million (approximately USD $163 million) over the next few years primarily in connection with additional self-storage properties being acquired by the fund.

In connection with the investment, SmartStop will provide property management services on properties in the fund under five-year contracts, will receive a Right of First Offer on all fund properties, and has been awarded third-party management contracts on three additional Canadian properties outside the fund, along with exclusivity on future third-party management for future development projects by the fund’s affiliates. The investment positions SmartStop as Canada's third-largest self-storage operator, with 70 operating properties, expanding SmartStop's presence in the existing markets of Vancouver, British Columbia, Calgary, Alberta, and the Greater Toronto Area, and establishing a new presence in the markets of Halifax, Nova Scotia and Quebec City, Quebec. Strategic Storage Canada also serves as a Canadian-domiciled vehicle, which can be utilized for future contributions from Canadian self-storage owners in a tax-efficient manner.

SmartStop's investment reflects its continued conviction in the Canadian self-storage market. The same-store Canadian portfolio experienced occupancy increases of approximately 75 basis points year-over-year as of August 31, 2026, outperforming trends in SmartStop's U.S. portfolio over the same period.

The investment and related transactions pertaining to this closing are subject to approval under the Canadian Competition Act and certain other closing conditions customary in transactions of this nature. SmartStop anticipates completing the transaction in the fourth quarter of 2026. National Bank of Canada served as financial advisor and McMillan LLP served as legal advisor to SmartStop in connection with the Strategic Storage Canada joint venture investment.

On-Balance Sheet U.S. Acquisitions

SmartStop expects to acquire two stabilized properties in Las Vegas, Nevada, and Asheville, North Carolina, for approximately $37 million, comprising more than 186,000 net rentable square feet and approximately 1,600 units. These properties add additional clustering within SmartStop's existing footprint in two of SmartStop's top U.S. markets, including being SmartStop’s 10th wholly owned asset in the Las Vegas MSA.

Programmatic Investment Partnership

SmartStop and its joint venture partner AXCS Capital have established a new programmatic investment relationship with a vertically integrated Class A self-storage developer. In September, the SmartStop and AXCS joint venture closed one preferred investment, reflecting a net investment of $13.2 million from SmartStop. The joint venture expects to close five additional preferred equity and/or mezzanine loan investments, reflecting a net investment from SmartStop of approximately $35 to $40 million by the end of the fourth quarter of 2026. The investments are expected to have average maturities of approximately five years with yields in the mid-teens. SmartStop is expected to receive a Right of First Offer on all six assets, in addition to entering property management agreements. The sponsor’s broader development platform, which spans nearly 50 properties and over 4.0 million net rentable square feet, provides a robust pipeline of potential future investment opportunities beyond the initial six transactions.

Financing Activities

To fund the investments described above while maintaining a leverage-neutral capital structure, SmartStop utilized its at-the-market equity program to price approximately 2.4 million shares sold on a forward basis at an average price of $32.01 per share for gross proceeds of up to approximately $78 million, depending on the forward settlement dates. SmartStop anticipates settling the shares forward in the fourth quarter of 2026, consistent with the timing of the above investment activity.

The Canadian portion of these investments is further supported by SmartStop's previously announced CAD $200 million Maple Bond offering, which closed on August 18, 2026. This offering carries a fixed-interest rate of 4.317% and matures in 2031.

Financial Impact

SmartStop expects the investments described herein, together with the associated equity financing, to be modestly accretive to full-year 2026 estimated FFO, as adjusted, per share, and accretive by approximately $0.05 to $0.06 to full-year 2027 estimated FFO, as adjusted, per share.

Strategic Asset Management Program

SmartStop has initiated a strategic asset management program to pursue the opportunistic disposition of select wholly owned properties located in noncore markets, initially targeting $75 million to $125 million of property sales beginning in early 2027. These noncore markets are generally markets in which SmartStop owns only a handful of properties and where management believes the Company is unlikely to achieve the scale necessary to realize meaningful operating efficiencies or clustering benefits. SmartStop intends to use net proceeds from these dispositions to recycle capital into its core markets, where greater density allows SmartStop to leverage shared on-site staffing, marketing spend, and revenue management across multiple properties.

Update to Full-Year 2026 Guidance

In tandem with today's announcement, SmartStop is raising its full-year 2026 guidance for FFO, as adjusted, per share by $0.01, primarily attributable to increased same-store guidance. SmartStop is raising its full-year 2026 same-store guidance ranges as follows: same-store revenue growth to 0.75% to 1.75% (from 0.50% to 1.50%); same-store operating expense growth to 0.00% to 1.00% (from 0.25% to 1.25%); and same-store net operating income growth to 1.15% to 2.15% (from 0.65% to 1.65%).

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

OUTLOOK FOR FULL YEAR 2026

(Unaudited)

(Dollar amounts in thousands, except share and per share data)

	Assumptions				Notes for Updated Annual Assumptions
	as of August 5, 2026		as of September 29, 2026		as of September 29, 2026
Same-store growth (as translated in U.S. dollars)	Low	High	Low	High	2026 Same-store pool: 155 Properties
Revenue	0.50%	1.50%	0.75%	1.75%
Operating expense	0.25%	1.25%	0.00%	1.00%
Net operating income (3)	0.65%	1.65%	1.15%	2.15%	Reflects an average CAD/USD exchange rate for full year 2026 of approximately 0.72x. The average CAD/USD exchange rate for the 12 months ended December 31, 2025 was approximately 0.72x.

Same-store growth (constant currency) (1)	Low	High	Low	High	2026 Same-store pool: 155 Properties
Revenue	0.50%	1.50%	0.75%	1.75%
Operating expense	0.25%	1.25%	0.00%	1.00%
Net operating income (3)	0.65%	1.65%	1.15%	2.15%	Reflects an average CAD/USD exchange rate for full year 2026 of approximately 0.72x. The average CAD/USD exchange rate for the 12 months ended December 31, 2025 was approximately 0.72x.

FFO, as Adjusted (2)	Low	High	Low	High
FFO, as adjusted per share & OP unit outstanding - diluted (3)	$1.98	$2.04	$1.99	$2.05
Weighted average share count (Not in thousands)	59,400,000	59,400,000	59,400,000	59,400,000

	Low	High	Low	High
Non same-store net operating income	$19,900	$20,700	$20,000	$20,600	Includes properties in the non same-store pool as of June 30, 2026. Excludes Tenant Protection Program net margin.
Tenant Protection Program net margin	$9,625	$9,925	$9,625	$9,925	Represents Tenant Protection Program revenues less Tenant Protection Program related expense for the same-store and non same-store pools.
Managed REIT adjusted EBITDA (4)	$13,650	$14,250	$13,600	$14,100

Represents Managed REIT Platform revenues less Managed REIT Platform expenses. Assumes average AUM of $1,040 million (low) to $1,090 million (high) for the year ending December 31, 2026. Excludes $0.3 million of equity based compensation expense related to IPO grants. (Not in thousands)

Third-party management adjusted EBITDA (4)	$1,750	$2,250	$1,850	$2,350	Represents third-party management revenues less third-party management expenses. Excludes an estimated $0.7 million of acquisition related expenses and transactional expenses. (Not in thousands)
General and administrative expenses	$33,000	$34,000	$33,100	$34,100	Excludes an estimated $4.5 million of equity based compensation expense related to IPO grants and legacy stock compensation. (Not in thousands)
Interest expense	$53,450	$54,950	$54,150	$55,650	Assumes average one-month SOFR of 3.8%.
Investment income, net	$9,200	$10,000	$10,100	$10,700	Assumes average one-month SOFR of 3.8%.

Capital Deployment	Low	High	Low	High
Acquisitions, loans, bridge loans & preferred investments	$55,000	$75,000	$190,000	$210,000

Includes wholly-owned acquisitions, the Company's investment in joint ventures, bridge loans to or investments in third parties and investments in the Managed REITs, net of any repayments of existing loans or investments.

Solar spend	$2,250	$2,750	$2,250	$2,750
Development spend	$9,000	$10,000	$9,000	$10,000	Related to the Company's portion of properties under construction in the SmartCentres joint venture.
Redevelopment and expansion spend	$13,000	$15,000	$13,000	$15,000

Note: The Company’s estimates are forward-looking and based on management’s view of current and future market conditions. The Company’s actual results may differ materially from these estimates. A reconciliation of net income outlook to same-store net operating income outlook is provided later in this release entitled “Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income.” A reconciliation of net income per share outlook to funds from operations, as adjusted per share outlook is provided later in this release entitled “Reconciliation of the Range of Estimated GAAP Fully Diluted Net Income Per Share and OP Unit to Estimated Fully Diluted FFO, As Adjusted Per Share and OP Unit.”

(1)
Stores in Canada are operated in Canadian dollars (CAD), and their financial results are translated to U.S. dollars (USD) in accordance with GAAP. These stores represent 13 of the Company’s 155 stores in the 2026 same-store pool. Constant currency results are calculated by translating current-year results at prior-year average exchange rates. The average CAD/USD exchange rate for the 12 months ending December 31, 2025, was 0.72x.
(2)
FFO, as adjusted, estimates for the year are fully diluted for an estimated average number of shares and OP units outstanding during the year.
(3)
A reconciliation of net income outlook to same-store net operating income outlook is provided below under the heading “Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income.” The reconciliation includes details related to same-store revenue and same-store expense outlooks. A reconciliation of net income per share outlook to funds from operations, as adjusted per share and OP unit outstanding outlook is provided below under the heading “Reconciliation of the Range of Estimated GAAP Fully Diluted Net Income Per Share and OP Unit to Estimated Fully Diluted FFO, As Adjusted Per Share and OP Unit.”
(4)
Consistent with applicable Securities and Exchange Commission (“SEC”) rules, SmartStop does not provide a reconciliation of estimated 2026 Managed REIT Adjusted EBITDA or third-party management adjusted EBITDA to estimated GAAP net income because SmartStop is unable to reasonably predict certain items that are included in these measures.

Reconciliation of the Range of Estimated GAAP Fully Diluted Net Income Per Share and OP Unit to Estimated Fully Diluted FFO, As Adjusted Per Share and OP Unit

The following table presents a reconciliation of the range of estimated GAAP net income (loss) per share to estimated fully diluted FFO, as adjusted per share, as provided in SmartStop’s Outlook for Full Year 2026:

	Ranges for 2026 Annual Assumptions
	as of September 29, 2026

	Low	High
Net income	$0.49	$0.52
Depreciation & amortization of real estate and intangible assets from consolidated and unconsolidated entities	1.34	1.36
Gain on disposition of real estate	(0.03)	(0.03)
FFO per share & OP unit outstanding - diluted	$1.80	$1.86
Acquisition related expenses and foreign currency (gains) losses, net from unconsolidated entities	$0.01	$0.01
Amortization of debt issuance costs	0.05	0.05
IPO & legacy performance grants	0.08	0.08
Other (1)	0.04	0.04
FFO, as adjusted per share & OP unit outstanding - diluted	$1.99	$2.05

(1)
Includes the following: Intangible amortization expense – contracts, accretion of fair market value of secured debt, foreign currency, contingent earnout adjustment, interest rate derivative (gains) losses, net, net loss on extinguishment of debt, noncash adjustments and adjustment of deferred tax liabilities.

Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income

The following table presents a reconciliation of the range of estimated GAAP net income (loss) to total same-store net operating income, as provided in SmartStop’s Outlook for Full Year 2026 (in thousands):

	Ranges for 2026 Annual Assumptions
	as of September 29, 2026

	Low	High
Net income	$28,920	$30,604
Adjusted to exclude:
Tenant Protection Program net margin (1)	(9,625)	(9,925)
Managed Platform net margin (2)	(14,450)	(15,450)
General and administrative expenses	37,600	38,600
Depreciation & amortization of real estate and intangible assets from consolidated entities	80,150	80,250
Interest expense	54,150	55,650
Equity in (earnings) losses of unconsolidated joint venture properties and investments in Managed REITs	1,950	1,550
Income tax expense	2,055	2,355
Investment income, net	(10,100)	(10,700)
Other, net (3)	(4,520)	(4,762)
Non same-store revenue	(32,900)	(33,700)
Non same-store operating expense	12,900	13,100
Total same-store net operating income	$146,131	$147,573

(1)
Includes Tenant Protection Program revenue, less expenses.
(2)
Includes Managed Platform revenues, less expenses.
(3)
Includes the following: contingent earnout adjustment, net loss on extinguishment of debt, gain on disposition of real estate, state tax expenses, foreign currency fluctuations, and changes in value related to SmartStop’s foreign currency.

ADDITIONAL INFORMATION REGARDING NOI, FFO, and FFO, as adjusted

NOI

NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties, excluding tenant protection plan revenue, before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses, tenant protection economics, stock compensation related to SmartStop’s IPO Grant and other non-property related income and expense. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. In addition, NOI is not a substitute for net income (loss), cash flows from operations, or other related financial measures, in evaluating SmartStop’s operating performance.

Funds from Operations (“FFO”) and FFO, as Adjusted

FFO

FFO is a non-GAAP financial metric promulgated by NAREIT that SmartStop believes is an appropriate supplemental measure to reflect operating performance. SmartStop defines FFO consistent with the standards established by the white paper on FFO approved by the board of governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and real estate related asset impairment write downs, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop’s FFO calculation complies with NAREIT’s policy described above.

FFO, as Adjusted

SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate their operating performance. FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop’s peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of their operating performance with the sustainability of the operating performance of other real estate companies.

In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related asset impairments and intangible amortization, acquisition related costs, other write-offs incurred in connection with acquisitions, contingent earnout expenses, accretion of fair value of debt adjustments, amortization of debt issuance costs, gains or losses from extinguishment of debt, adjustments of deferred tax assets and liabilities, realized and unrealized gains/losses on foreign exchange transactions, gains/losses on certain foreign exchange and interest rate derivatives not designated for hedge accounting, provision for (recovery of) non-cash reserve adjustments, and other select non-recurring income or expense items which SmartStop believes are not indicative of their overall long-term operating performance. SmartStop excludes these items from GAAP net income (loss) to arrive at FFO, as adjusted, as they are not the primary drivers in their decision-making process and excluding these items provides investors a view of their continuing operating portfolio performance over time, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature. FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of their operating performance when they formulate corporate goals and evaluate the effectiveness of their strategies.

Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs. However, not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of SmartStop’s performance, as an alternative to cash flows from operations as an indication of SmartStop’s liquidity or indicative of funds available to fund their cash needs including their ability to make distributions to their stockholders. FFO and FFO, as adjusted, should be reviewed in conjunction with other measurements as an indication of SmartStop’s performance.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments to FFO that SmartStop uses to calculate FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the REIT industry and SmartStop may have to adjust its calculation and characterization of FFO, as adjusted.

This press release, a financial supplement, and additional information about SmartStop are available on SmartStop’s website, investors.smartstopselfstorage.com.

About SmartStop Self Storage REIT, Inc. (SmartStop):

SmartStop (NYSE: SMA) is a self-managed REIT with a fully integrated operations team of more than 1,000 self-storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self-storage programs, and through its Managed Platform offers third-party management services in the U.S. and Canada. As of September 29, 2026, SmartStop has an owned or managed portfolio of approximately 475 operating properties in 36 U.S. states, the District of Columbia, and Canada, comprising more than 285,000 units and approximately 36.8 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com.

Forward-Looking Statements

Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected timing, benefits, and financial impact of the transactions described herein, including anticipated accretion to FFO, as adjusted, per share, expected NOI stabilization, the anticipated settlement of the forward equity sales, the strategic asset management program, and any updates to SmartStop’s 2026 guidance. Such statements are subject to known and unknown risks and uncertainties, including but not limited to SmartStop’s ability to successfully complete, fund, and integrate the transactions described herein within the time frame expected or at all; the settlement of SmartStop’s forward equity sales and the amount of proceeds received; the performance of the borrowers and underlying properties in SmartStop’s preferred and mezzanine investments; the lease-up and stabilization of the Strategic Storage Canada properties and risks associated with joint venture investments; SmartStop’s ability to complete dispositions under its strategic asset management program on favorable terms, within expected time frames or at all, and to redeploy the proceeds into core markets on accretive terms; changes in economic and market conditions, including self storage demand, occupancy, rental rates, and competition, and changes in the CAD/USD exchange rate; SmartStop’s ability to achieve the intended outcomes of The Deca Initiative; fluctuations in interest rates and capitalization rates; and other risks described in SmartStop’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SmartStop undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

This press release includes certain non-GAAP financial measures, including FFO, as adjusted, per share, and Same-Store NOI. These measures should not be considered alternatives to net income as a performance measure or to cash flows from operations as a liquidity measure, and should be considered in addition to, and not in lieu of, financial measures prepared in accordance with GAAP. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures are available in SmartStop’s most recent quarterly financial supplement, available at investors.smartstopselfstorage.com.

Contact:

David Corak

Senior VP of Corporate Finance and Strategy

SmartStop Self Storage REIT, Inc.

IR@smartstop.com